UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15 E. Putnam Ave, Suite 378 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(800) 742 3095

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18 and March 19, 2025, Stardust Power Inc. (“Stardust”) received deficiency letters (each a “Notice” and together, the “Notices”) from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying Stardust that:

●	for the last 30 consecutive business days, the minimum Market Value of Publicly Held Shares, as defined by Nasdaq (“MVPHS”), of Stardust’s common stock has been below the minimum $15 million requirement for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(2)(C) (the “Minimum Market Value of Publicly Held Shares Requirement”); and

●	for the last 30 consecutive business days, the bid price for Stardust’s common stock has closed below $1.00 per share, which is the minimum bid price required to maintain continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement,” and, together with the Minimum Market Value of Publicly Held Shares Requirement, the “Listing Requirements”)

The Notice dated March 18, 2025, notified Stardust of the MVPHS deficiency, and the Notice Dated March 19, 2025, notified stardust of the Minimum Bid Requirement deficiency. These Notices have no immediate effect on the listing of Stardust’s common stock.

In accordance with Nasdaq Listing Rules 5810(c)(3)(D), Stardust has 180 calendar days, or until September 15, 2025, to regain compliance with the Minimum Market Value of Publicly Held Share Requirement by maintaining $15 million or more market value of publicly held shares for a minimum of ten consecutive business days during this period.

In accordance with Nasdaq Listing Rules 5810(c)(3)(A), Stardust has 180 calendar days, or until September 15, 2025, to comply with the Minimum Bid Requirement by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days during this period. There can be no assurance that Stardust will be able to regain compliance with any Listing Requirement.

Stardust may be eligible for an additional 180 calendar day period to regain compliance solely with respect to the Minimum Bid Requirement, provided Stardust would need to transfer the listing of its common stock to the Nasdaq Capital Market. Stardust intends to actively monitor each of the Listing Requirements and evaluate available options to regain compliance with all of them, including a reverse-stock split or transferring to the Nasdaq Capital Market.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding Stardust’s intention to monitor compliance with the Listing Standards and to evaluate available options, including transferring to the Nasdaq Capital Market, in the event of continued non-compliance. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of Stardust’s management, as well as assumptions made by, and information currently available to, Stardust’s management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk factors included in Stardust’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024. Except as required by applicable law, Stardust undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2025	STARDUST POWER INC.

	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer